UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 23, 2009
NeuStar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32548	52-2141938
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

46000 Center Oak Plaza Sterling, Virginia (Address of principal executive offices)	20166 (Zip Code)
(571) 434-5400
(Registrant’s telephone number, including area code.)
N/A
(Former name and former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On February 23, 2009, the independent members of the Board of Directors, acting on a recommendation from the Compensation Committee: (1) approved a 2008 cash incentive award for Jeffrey Ganek, the Company’s Chairman and Chief Executive Officer, under the Company’s Annual Performance Incentive Plan (the “Performance Plan”); and (2) established a 2009 base salary for Mr. Ganek.
     Also on February 23, the Compensation Committee: (1) approved 2008 cash incentive awards for the Company’s executive officers other than Mr. Ganek under the Performance Plan; (2) approved additional 2008 bonus awards for certain executive officers; (3) established 2009 base salaries for executive officers; and (4) approved performance share unit grants and stock option grants for executive officers, including Mr. Ganek, under the Company’s 2005 Stock Incentive Plan (the “Stock Plan”).
     Finally, the Board of Directors, acting on a recommendation from the Compensation Committee, approved a new bonus plan for executives. The plan, titled the 2009 Performance Achievement Reward Plan, is intended to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended, and preserve the deductibility of awards to top executives. Under the plan, the Compensation Committee will select participants, designate performance goals and targets, and determine individual awards (which may be paid in cash or stock) for each performance period. Awards under the plan may not exceed $2 million per executive per year, and the Compensation Committee will have discretion to reduce, but not increase, awards as set forth in the plan. A copy of the plan is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The plan is effective for calendar years beginning on or after January 1, 2009, subject to approval by the stockholders of the Company.
2008 Cash Incentive Awards
     The following table sets forth the cash incentive amounts awarded to the Company’s named executive officers (the “Named Executive Officers”) and to Lisa Hook, the Company’s President and Chief Operating Officer, and Paul Lalljie, the Company’s Senior Vice President and Interim Chief Financial Officer, under the Performance Plan for 2008.

Name	2008 Cash Incentive Award
Jeffrey Ganek Chairman and Chief Executive Officer	$322,349

Lisa Hook President and Chief Operating Officer	$305,588

Paul Lalljie SVP and Interim Chief Financial Officer	$69,878

Martin Lowen SVP, General Counsel and Secretary	$117,000
Jeffrey Babka Former SVP and Chief Financial Officer	$127,500
2008 Bonus Award
     Mr. Lalljie was awarded an additional cash bonus of $15,000 for 2008.

2009 Base Salaries
     The following table sets forth base salaries for the continuing Named Executive Officers, Ms. Hook and Mr. Lalljie, effective January 1, 2009 (with the exception of Mr. Lowen, whose salary change is effective February 28, 2009).

Name	2009 Salary
Jeffrey Ganek Chairman and Chief Executive Officer	$560,606

Lisa Hook President and Chief Operating Officer	$435,000

Paul Lalljie SVP and Interim Chief Financial Officer	$300,000

Martin Lowen SVP, General Counsel and Secretary	$265,000
Equity Grants
     The following table sets forth the performance share units and stock options granted to the continuing Named Executive Officers, Ms. Hook and Mr. Lalljie under the Stock Plan.

	Performance	Nonqualified
Name	Share Units	Stock Options
Jeffrey Ganek Chairman and Chief Executive Officer	92,400	202,400

Lisa Hook President and Chief Operating Officer	41,000	89,800

Paul Lalljie SVP and Interim Chief Financial Officer	—	—

Martin Lowen SVP, General Counsel and Secretary	16,800	36,700
     The grants of performance share units described above were made pursuant to the terms of a Performance Award Agreement, which sets forth the terms and conditions of performance share units granted under the Stock Plan to executive officers. The performance share units will vest on January 1, 2012 and convert into shares of Class A Common Stock based on, and subject to, the achievement of certain revenue and earnings before interest income, interest expense, income taxes, depreciation and amortization (EBITDA) goals established by the Compensation Committee and set forth in the Performance Award Agreement. A form of the Performance Award Agreement is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.
     The grants of nonqualified stock options described above were made pursuant to the terms of a Nonqualified Stock Option Agreement, which sets forth the terms and conditions of stock options granted under the Stock Plan to executive officers. Twenty-five percent of the options will vest and become exercisable on February 23, 2010; the remaining options will vest in 36 monthly installments thereafter. A form of the Nonqualified Stock Option Agreement is attached as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
     The following materials are attached as exhibits to this Current Report on Form 8-K:

Exhibit
Number	Description
99.1	NeuStar, Inc. 2009 Performance Achievement Reward Plan.
99.2	Form of Performance Award Agreement.
99.3	Form of Nonqualified Stock Option Agreement, incorporated by reference from Exhibit 99.4 to NeuStar’s Current Report on Form 8-K, filed March 5, 2007 (File No. 001-32548).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 27, 2009	NEUSTAR, INC.
		By:	/s/ Jeffrey E. Ganek
Name: Jeffrey E. Ganek
Title: Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	NeuStar, Inc. 2009 Performance Achievement Reward Plan.
99.2	Form of Performance Award Agreement.
99.3	Form of Nonqualified Stock Option Agreement, incorporated by reference from Exhibit 99.4 to NeuStar’s Current Report on Form 8-K, filed March 5, 2007 (File No. 001-32548).